                                                              EXHIBIT 3(B)(XVII)

                             AMENDMENT NUMBER 1 TO
                 AMENDED AND RESTATED PARTICIPATION AGREEMENT
           AMONG VAN KAMPEN AMERICAN CAPITAL LIFE INVESTMENT TRUST,
                VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.,C
              VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.,
                 AMERICAN GENERAL LIFE INSURANCE COMPANY, AND
                   AMERICAN GENERAL SECURITIES INCORPORATED

     This Amendment No. 1 ("Amendment") executed as of the 30th day of June, 1997 to the Amended and Restated Participation Agreement dated as of January 24, 1997 (the "Agreement") among Van Kampen American Capital Life Investment Trust, (the "Fund"), Van Kampen American Capital Distributors, Inc., Van Kampen American Capital Asset Management, Inc., American General Life Insurance Company, and American General Securities Incorporated.

     WHEREAS, the parties desire to amend the Agreement by amending Section 1.3 of the Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.3 of the Agreement is hereby deleted and replaced with the following:

     "1.3. The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions which afford the Company substantially the same protections currently provided by Sections 2.1,2.4, 2.9, 3.4 and
            Article VII of this Agreement is in effect to govern such sales."

     2. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto execute this Amendment as of the date first written above.

AMERICAN GENERAL LIFE INSURANCE                   AMERICAN GENERAL SECURITIES
 COMPANY                                            INCORPORATED
on behalf of itself and each of its Accounts named in Schedule A to the Agreement, as amended from time to time.


By:  /S/ Rodney O. Martin, Jr.                    By: /S/ F. Paul Kovach
     -----------------------------------              -----------------------
         Rodney O. Martin, Jr.                            F. Paul Kovach, Jr.
         President and Chief Executive Officer            President

VAN KAMPEN AMERICAN CAPITAL                       VAN KAMPEN AMERICAN CAPITAL
 LIFE INVESTMENT TRUST                            DISTRIBUTORS, INC.


By:  /S/ Dennis J. McDonnel                       By:/S/ William R. Molnan
     -----------------------------------             ------------------------
         Dennis J. McDonnell                             William R. Molnan
         Executive Vice President                        President


VAN KAMPEN AMERICAN CAPITAL
 ASSET MANAGEMENT, INC.


By:  /S/ Dennis J. McDonnell
     ------------------------------------
         Dennis J. McDonnell
         President